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                                                                    EXHIBIT 99.1

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                              EMPLOYMENT AGREEMENT
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     AGREEMENT, made as of the 17th day of May, 1996, by and between POSITIVE
RESPONSE TELEVISION, INC., a Delaware corporation (the "Company") and a wholly-owned subsidiary of National Media Corporation ("National Media"), NATIONAL MEDIA and MICHAEL LEVEY ("Executive").

                               W I T N E S S E T H
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     WHEREAS, National Media acquired Positive Response Television, Inc., a
California corporation ("Old PRTV") through the merger of Old PRTV into the Company and intends that the Company function as an operating subsidiary of National Media;

     WHEREAS, Executive is willing to serve the Company on a full-time basis during the term hereof as its Chief Executive Officer, subject to the terms and conditions hereinafter set forth; and

     WHEREAS, the Company desires to employ Executive in accordance with the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment from the Company as its Chief Executive Officer, upon the terms and conditions hereinafter set forth. It is the intention of the parties that the Company shall be operated as an operating subsidiary of National Media, conducting business as an infomercial company, including without limitation, the creation and production of infomercials, creation and execution of telemarketing campaigns, selection and acquisition of products, acquisition of media time (as part of, and consistent with, the overall National Media United States integrated media strategy), and entering into product distribution agreements for third party shows or other arrangements with respect to the foregoing, in each case on terms deemed appropriate by Executive in the exercise of his good faith business judgment. National Media shall provide adequate funding for the Company in accordance with annual budgets and individual product

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budgets prepared by management of the Company, approved by Executive, and approved by the Company's Board of Directors and the Chief Executive Officer of National Media. So long as such action does not conflict with any other contractual obligations of National Media, National Media shall give to the Company the first opportunity to exploit any product or service offered to it for sale through infomercial or similar channels of distribution.

     2. TERM OF EMPLOYMENT. The term ("Term") of this Agreement shall commence as of May 17, 1996 (the "Commencement Date") and shall continue thereafter until the fifth anniversary of the Commencement Date (the "Initial Termination Date"), unless sooner terminated in accordance with the terms hereof. The Term of this Agreement shall be automatically renewed for successive one-year periods, and the Termination Date shall be automatically extended accordingly, unless this Agreement is terminated by either party upon six (6) months' written notice prior to the end of the then current Term. As used herein, "Term" shall refer to the initial Term of this Agreement as extended by any renewal Term then in effect; and "Termination Date" shall refer to the last day of the Term of this Agreement, as it may have been extended.

     3. DUTIES. Executive shall be engaged as, and hold the position of, Chief Executive Officer of the Company. Executive shall have such authority and responsibilities as are normally attendant thereto and agrees to perform such duties and render such services consistent therewith, and as may from time to time be reasonably required of him by the Company. The Board of Directors of the Company (the "Board") shall be comprised of five members, including Executive, the President of the Company and three other directors designated by National Media. If the Board shall establish an Executive Committee, Executive shall be a member of such committee. The Company's and Executive's principal place of business shall be in the greater Los Angeles, California area. Executive shall also serve as Executive Vice President of National Media. To the extent such appointment does not violate applicable law or regulations or otherwise materially adversely affect National Media, National Media shall cause Executive to be appointed to serve during the Term as a director of Quantum International, Ltd. and such other subsidiaries of National Media as shall be mutually agreed upon by Executive and National Media. Executive shall devote his full business time, attention and best efforts to the affairs of the Company during

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the term of this Agreement.  Executive will report directly to the Board and the
Chief Executive Officer of National Media and the exercise of his duties hereunder shall be subject to their oversight. Executive may participate in other businesses and act as a director of any profit or nonprofit corporation, so long as such activity is not competitive with the business of the Company in any material respect and does not materially detract from the performance of his duties as a full-time executive of the Company.

     4.   COMPENSATION AND REIMBURSEMENT FOR EXPENSES.

          4.1 BASE SALARY. The Company shall pay to Executive a minimum base salary of Three Hundred and Twenty Five Thousand Dollars ($325,000.00) per annum (as the same may be increased from time to time, the "Base Salary"). The Base Salary shall be payable in accordance with the Company's regular payroll practices, as determined by the Board in effect from time to time (but not less frequently than bi-monthly) and shall be subject to annual review and adjustment as the Board deems appropriate. The Base Salary may be increased or decreased from time to time in the discretion of the Company's Board; PROVIDED, HOWEVER, that Executive's Base Salary shall at no time be less than Three Hundred Twenty Five Thousand Dollars ($325,000.00).

          4.2 ANNUAL BONUS. In addition to the other amounts payable to Executive hereunder, Executive shall participate in National Media's Management Incentive Plan ("MIP"), beginning with National Media's Plan Year (as defined in the MIP) ending March 31, 1997 on terms similar to other senior executives of National Media holding comparable positions. The amount of bonus payable under the MIP shall be based on performance (including, but not limited to, Executive's ability to operate the Company within the budgets established as aforesaid) in accordance with the provisions of the MIP, as determined by the Compensation Committee of National Media's Board of Directors. Should National Media or the Company adopt other annual or long-term bonus or incentive plans in lieu of or in addition to the MIP, Executive shall be entitled to participate in all such plans on terms comparable to other senior executives of National Media or the Company, as the case may be, holding similar positions.

          4.3  REIMBURSEMENT OF EXPENSES.  The Company will promptly reimburse

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Executive, upon receipt of vouchers therefor, for all reasonable and necessary expenses incurred by Executive for travel, entertainment and miscellaneous and other business expenses which are incurred in connection with the performance of his duties hereunder. Such reimbursements shall be made in accordance with the Company's regular reimbursement procedures and practices in effect from time to time for similarly situated officers of the Company or of National Media and its other subsidiaries.

     5.   FRINGE BENEFITS.

          5.1 GENERAL. Executive shall be entitled to participate in any and all fringe and other benefit programs generally available to the officers of National Media and its subsidiaries, including without limitation, stock option plans, incentive plans, profit sharing plans, pension plans, thrift and savings plans, insurance plans, supplemental insurance and benefit plans. However, nothing contained in this subparagraph 5.1 shall be construed as requiring the Company or National Media generally to maintain any such fringe benefit program.

          5.2 PLANS. Executive shall be entitled to participate in any and all employee benefit and/or welfare plans, including but not limited to health, medical, and savings investment plans sponsored by the Company for its, or National Media for its and its subsidiaries', officers and/or employees, and receive any other benefits generally applicable to officers of the Company or those of National Media and its other subsidiaries.

          5.3 STOCK OPTIONS. As an inducement to the Executive to enter the employ of the Company and to increase National Media shareholder value, National Media hereby grants to the Executive, non-qualified stock options (the "Options") to purchase up to 300,000 shares (the "Additional Shares") of National Media common stock on terms that would otherwise apply if the Options were issued under National Media's 1991 Stock Option Plan. The specific terms of such conditional grant shall be set forth in a separate stock option agreement. Notwithstanding the foregoing, such Options shall NOT be issued pursuant to National Media's 1991 Stock Option Plan. The exercise price under the Options shall be equal to the closing price of National Media's common stock on the New York Stock Exchange as of the date hereof. The Options shall expire five (5) years from the date hereof and shall vest as follows, assuming that, as of such date, the

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Executive is still in the active employ of the Company:

               (a) one third shall vest on the first anniversary date of the date hereof;

               (b) one third shall vest on the second anniversary of the date hereof; and

               (c) one third shall vest on the third anniversary of the date hereof.

          5.4  LIFE INSURANCE.

          (a) PURCHASE. During the Term of this Agreement, the Company shall provide Executive, or at the option of Executive, Executive's Life Insurance Trust, with a Company-paid term life insurance policy in the face amount of $2,000,000. At Executive's option, Executive may obtain an insurance policy in lieu of a policy provided by the Company hereunder, and the Company shall pay premiums therefor as set forth in invoices presented to the Company. The owner of such life insurance policy shall be Executive or Executive's Life Insurance Trust, and the beneficiary under such policy shall be, as directed by Executive. Upon the termination of Executive's employment hereunder, Executive may purchase any such insurance policy at a price to be negotiated in good faith by Executive and the Company.

          (b) PAYMENT OF PREMIUMS. The Company shall timely pay all premiums for such life insurance whether provided by the Company for Executive or by Executive's Life Insurance Trust for the Executive.

          (c) MEDICAL EXAMINATIONS. Executive agrees to submit to all medical examinations, supply all information and execute all documents required by the insurance company in connection with the issuance of a policy for such insurance as well as for any key man insurance the Company or National Media may desire to maintain on Executive's life. The Company shall reimburse Executive for any costs incurred by Executive for any such medical examinations.

          5.5 AUTOMOBILE ALLOWANCE. At the present time, the Company, as successor in interest to Old PRTV, leases a Mercedes Benz 600 SL automobile for use by Executive. The lease (the "Lease") on such vehicle runs through August 30, 1998. Through the expiration of such Lease, the Company will continue to fulfill all monetary obligations under the Lease. Executive shall be responsible, and shall not be reimbursed, for maintenance and all other costs

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relating to the operation of such vehicle.  Following expiration of the Lease, during the Term and so long as Executive is in the active employ of the Company, the Company shall pay Executive a monthly automobile allowance of Eight Hundred Dollars ($800.00) which shall be deemed to compensate Executive for all automobile related costs, including, but not limited to, insurance, fuel, maintenance, wear and tear, etc..

          5.6 VACATIONS; HOLIDAYS; SICK LEAVE. Executive shall be entitled to such number of paid vacation days in each calendar year as are generally awarded to senior executive officers of National Media, but not less than three (3) weeks in any calendar year (prorated in any calendar year during which Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which he is so employed). Executive shall not be permitted to carry over any portion of Executive's accrued but unused vacation time from one fiscal year to the next fiscal year; PROVIDED, HOWEVER, that in the event applicable law renders the preceding clause unenforceable, Executive shall be permitted to carry over accrued but unused vacation time, but in no event shall Executive be permitted to accrue at any time more than three (3) weeks' vacation time. Executive shall also be entitled to all paid holidays and sick leave as are generally awarded to senior executives of National Media.

     6.   NATIONAL MEDIA COMMON STOCK.

          6.1 RESTRICTION ON TRANSFER OF NATIONAL MEDIA COMMON STOCK. Executive shall not (and Executive's wife shall not), without the prior written consent of National Media (which consent will not be unreasonably withheld), agree to or permit the sale, disposition or other transfer by him and/or his Permitted Transferees (as defined below) of more than 75,000 shares of National Media Common Stock (including any shares sold by Executive's wife) in any twelve (12) month period during the first thirty-six months following the date hereof (the "Transfer Restriction"). This Paragraph 6 shall in no way restrict or limit Executive's ability to (a) transfer shares of National Media Common Stock to his immediate family members or to a trust or trusts for the benefit of his immediate family members for estate planning purposes or (b) pledge shares of National Media Common Stock to a financial institution as security for debt incurred by Executive (all transferees permitted by clause (a) and (b) are referred to herein as "Permitted

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Transferees"); PROVIDED, HOWEVER, that Executive and such Permitted Transferees shall (i) be bound by the Transfer Restriction and (ii) execute, prior to any such transfer to such Permitted Transferee, such documents as may be reasonably requested by the Company or National Media to evidence such Transfer Restriction.

          In the event that Executive's employment by the Company is (a) terminated by the Company for any reason other than pursuant to subparagraph 9.1(b) hereof or (b) terminated by Executive pursuant to subparagraph 9.1(c) hereof, the provisions of this Paragraph 6.1 shall terminate and be of no further force or effect.

          6.2  REGISTRATION RIGHTS.

          (a) If, at any time during the employment of Executive by the Company pursuant hereto, National Media shall determine to register under the Securities Act of 1933 any shares of its common stock (other than a registration on Form S-8, S-4 or similar form or a registration on any form which does not include substantially the same information, other than information relating to selling stockholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of the Shares (as defined below)), National Media will, subject to further provisions herein set forth, promptly give written notice thereof to Executive; and include in such registration statement (the "Registration Statement") all shares of National Media common stock owned by Executive (and/or Executive's spouse) specified in a written request made by Executive (the "Shares") within ten (10) days after the receipt of such written notice from National Media; provided, however, that Executive shall have such notice and registration rights only to the extent that National Media does not at that time have an effective registration covering the Shares. Such registration shall provide for the sale of the Shares included therein from time to time during the six month period beginning on the effective date of the Registration Statement (the "Sale Period"), subject to the provisions hereinafter set forth. All registration, filing, qualification and printing expenses incurred in connection with the Registration Statement shall be for the account of National Media; provided that all fees and disbursements of counsel retained by Executive with respect to the Registration Statement and all underwriting, brokerage or similar commissions or discounts incurred in connection with the sale

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of the Shares shall be for the account of Executive.  National Media shall have no obligation to declare the Registration Statement effective. If the offering included in such Registration Statement is underwritten, Executive, at the election of the underwriter, shall (i) include the Shares in such underwritten offering, (ii) reduce the number of shares to be included in such offering or
(iii) delay the sale of the Shares for such period as other selling stockholders agree to delay the sale of their shares included in such registration, in any case upon such terms and conditions as determined by the managing underwriter in its sole discretion but on terms substantially similar to other persons in similar positions. If Executive is required to delay such sale pursuant to clause (iii) in the immediately preceding sentence, the Sale Period shall commence upon the expiration of any such delay. Executive shall furnish in writing to National Media such information regarding the Executive and the distribution proposed by the Executive as the Company may request in writing and as shall be required in connection with any registration. Executive shall also execute such documents as may be required by National Media or any underwriter in connection with such registration. Notwithstanding anything to the contrary contained in this subparagraph 6.2(a), the rights granted to Executive hereunder are subordinated, subject to the terms and conditions and the prior satisfaction of all registration and related rights granted by National Media prior to the date hereof.

          (b) Notwithstanding any provision to the contrary set forth in subparagraph 6.2(a) above, National Media covenants and agrees to include in that certain registration statement on Form S-8 which National Media has agreed to prepare and file pursuant to the terms of Section 5.05(c) of that certain Agreement and Plan of Merger and Reorganization, dated as of January 17, 1996 and amended as of April 4, 1996, by and among National Media, the Company and Old PRTV, the resale by Executive of the Additional Shares issuable by National Media upon the exercise by Executive of the Options.

     7. NON-DISCLOSURE. Executive shall not at any time during the Term of this Agreement or thereafter, except as properly required in the conduct of the business of the Company and as authorized by the Company, or as otherwise required by law or court order, disclose or authorize anyone else to disclose any secret, proprietary or confidential information,

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material or matter relating to the Company or any of its customers.

     8.   COVENANT NOT TO COMPETE; RIGHT OF FIRST REFUSAL.

          8.1 COVENANT NOT TO COMPETE. From the Commencement Date through the fifth (5th) anniversary of the Commencement Date, Executive shall not, without the prior written consent of the Company, engage directly or indirectly in any television infomercial venture or any television infomercial production activities which is competitive with the business of the Company or of National Media and shall not be an officer, director, employee, independent contractor or Substantial Owner of any such restricted business. "Substantial Owner" as used herein shall mean an owner of at least five percent (5%) of the beneficial equity or voting interests in a subject restricted business. Notwithstanding the foregoing, (a) if Executive terminates this Agreement pursuant to subparagraph 9.1(c) hereof, the restrictions described above shall terminate as of the date of such termination; and (b) if the Company terminates Executive's employment other than pursuant to subparagraph 9.1(b) hereof, the restrictions described above shall terminate upon the cessation of any severance payments due Executive hereunder.

          Executive acknowledges that the obligations and restrictions contained in this Paragraph 8, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company and that any violation thereof would result in irreparable injury to the Company. Executive understands and agrees that the remedies at law for any breach of the forgoing covenant may be inadequate and that the Company may be entitled to, in addition to all other remedies which it may have, enforcement of this Agreement by injunctive relief or by decree of specific performance in a court of competent jurisdiction. If one or more of the provisions contained in this Paragraph 8 shall for any reason be held to be excessively broad in scope, subject or otherwise, to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, as the case may be, so as to be enforceable to the maximum extent compatible with applicable law then in existence.

          Executive hereby grants to National Media the right of first refusal to participate in any infomercial-related project which he may become involved with in any capacity, including,

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but not limited to, any project which any company he may hereafter be employed or retained by becomes involved with. Such right shall be communicated to National Media in writing. The terms of such offered participation shall be consistent with the prevailing industry standards and practices. Should National Media decline to participate, Executive shall be free to offer participation on substantially similar terms to a third party. Such right of first refusal shall extend for a period of two (2) years following the termination of Executive's employment with the Company but shall not apply if Executive has terminated his employment pursuant to subparagraph 9.1(c) or if the Company has terminated Executive's employment other than pursuant to subparagraph 9.1(b).

     9.   TERMINATION.

          9.1 Executive's employment under this Agreement shall terminate upon the occurrence of any of the following:

          (a) DEATH OR DISABILITY. In the event of Executive's death, this Agreement shall terminate as of the date of death. If Executive becomes "Permanently Disabled" (meaning that, in the opinion of an independent physician selected by National Media and reasonably satisfactory to Executive or his representative, he is unable to perform his duties hereunder due to partial or total mental or physical disability for an aggregate of 180 days (whether or not consecutive) in any consecutive twelve (12) month period). National Media shall have the right to terminate this Agreement by giving Executive thirty (30) days prior written notice thereof, and upon the expiration of such thirty (30) day period, Executive's employment under this Agreement shall terminate. If Executive shall resume his duties within thirty (30) days after receipt of such notice of termination and continue to perform such duties for four (4) consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in Base Salary, other compensation and other benefits, and the notice of termination shall be considered null and void and of no effect.

          (b) CAUSE. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable judgment of the Company, (i) materially breaches any of his agreements, duties or obligations under this

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          Agreement and has not cured, or commenced in good faith to cure, such breach within thirty (30) days after notice; (ii) embezzles or converts to his own use any funds of the Company or any client or customer of the Company;
(iii) converts to his own use or unreasonably destroys any property of the Company without the Company's consent; (iv) is convicted of a felony; (v) is adjudicated as mentally incompetent; or (vi) is habitually intoxicated or is diagnosed by an independent medical doctor to be addicted to any unlawful drug or any controlled substance or drug which impacts upon his ability to perform his duties hereunder. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until the Executive has received thirty (30) days' prior written notice (the "Dismissal Notice") of such termination during which period he has been provided with the opportunity, with his legal counsel present, to address the Board with respect to the alleged grounds for the termination. In the event Executive does not dispute such determination within thirty (30) days after receipt of the Dismissal Notice, Executive shall not have the remedies provided pursuant to Paragraph 11 of this Agreement.

          (c) COMPANY BREACH. In the event of the Company's material breach of any provisions of this Agreement, Executive shall have the right to terminate his employment hereunder; provided that Executive shall give written notice to the Company of his intent to so terminate setting forth the basis for such termination, and the Company shall then have thirty (30) days after receipt of such notice to cure the subject breach.

          9.2 TERMINATION OBLIGATIONS OF EXECUTIVE. In the event Executive's employment under this Agreement is terminated, Executive, or his legal representative in case of termination by death or Executive's physical or mental incapacity to serve, shall:

          (a) by the close of the next business day following termination, resign from all corporate and board positions held in National Media, the Company and any of their respective subsidiaries and affiliated companies;

          (b) promptly return to a representative designated by the Company all property, including but not limited to, keys, identification cards and credit cards of the Company or any of its subsidiaries or affiliated companies; and

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          (c)  incur no further expenses or obligations on behalf of the Company or any of its subsidiaries and affiliated companies.

     10.  TERMINATION COMPENSATION.

          10.1 COMPENSATION. Subject to the terms of subparagraph 10.2 hereof, in the event that Executive shall terminate his employment under this Agreement pursuant to subparagraph 9.1(c) above, or if the Company shall terminate Executive's employment under this Agreement prior to the Termination Date for any reason other than those set forth in subparagraphs 9.1(a) or (b), the Company shall (a) pay Executive or, in the event of Executive's death following termination, Executive's estate (i) his full Base Salary through the date of termination at the rate in effect at the time notice of such termination is given; and (ii) in lieu of any further salary or other payments to Executive hereunder for periods subsequent to the date of termination, the Company shall pay as liquidated damages to Executive in accordance with the terms of subparagraph 10.2 hereof an amount equal to his full Base Salary through the Termination Date (without regard to the actual date of termination of employment) calculable at the then current Base Salary, but in no event less than one (1) year's Base Salary; and (b) maintain in full force and effect for the continued benefit of Executive through the earlier of the Termination Date or Executive obtaining similar benefits through other employment, all employee benefit plans and programs, not including any stock option, bonus or other compensation type plans, in which Executive was entitled to participate immediately prior to Executive's discharge or resignation, provided that Executive's continued participation is possible under the general terms and provisions of such benefit plans and programs and otherwise in accordance with applicable law. In the event that Executive's participation in any such benefit plan or program is barred, the Company shall make all reasonable efforts to arrange to provide Executive, at the Company's expense, with benefits substantially similar to those which Executive is entitled to receive under such plans and programs.

          10.2 In the event that Executive is entitled to receive severance in accordance with subparagraph 10.1(ii) hereof, such severance shall be paid to Executive in accordance with the Company's normal payroll practices in effect from time to time as if Executive was employed

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by the Company through the Termination Date; provided, however, that in the event that Executive violates the Covenant Not to Compete contained in Paragraph 8 hereof, in addition to all other rights and remedies which the Company may have, the foregoing severance shall only be payable through the date of such violation and the Company shall be entitled to cease providing Executive with the benefits to which he would otherwise be entitled.

          10.3 NO MITIGATION. Executive shall not be required to mitigate the amount of any payments provided for in subparagraph 10.1 above by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned as a result of employment by another employer.

     11. CHANGE IN CONTROL. Within thirty (30) days following a Change in Control, as hereinafter defined, notwithstanding anything in this Agreement to the contrary, Employee may terminate this Agreement by giving the Company at least thirty (30) days' prior written notice of the effective date of such termination and upon such termination, all of the terms and provisions of this Agreement (including the provisions contained in Paragraph 8 hereunder) shall terminate and be of no further force and effect. As used in this Paragraph 11, a "Change in Control" shall be deemed to have occurred only if (a) any person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) acquires direct or indirect control over the voting power of the voting stock of National Media in a transaction not approved by the Company's Board of Directors or (b) a majority of the members of the Board of Directors of National Media cease being "Continuing Directors". A "Continuing Director" shall be deemed to be a member of the National Media Board of Directors who either is a National Media director on the date of this Agreement or is hereafter nominated for election or appointed to the National Media Board of Directors by the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or appointment.

     12. ARBITRATION. In the event of a dispute hereunder, both parties agree to resolve such dispute according to the policies and procedures of the American Arbitration Association ("AAA"). Within fifteen (15) days of notice of such dispute, the Executive or the Company, as the case may be, shall, in accordance with the Rules of AAA, file a petition with the AAA for

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arbitration of the dispute, in the City of Philadelphia, Pennsylvania.  The costs, including legal fees, of any such dispute shall be borne by the party incurring such fees and/or costs. Such proceeding shall also determine all other disputes between the parties relating to Executive's employment. The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their rights to appeal therefrom.

     13.  COUNSEL FEES AND INDEMNIFICATION.

          (a) In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, including participation in any proceeding contesting the validity or enforceability of this Agreement and any arbitration proceeding pursuant to Paragraph 12 of this Agreement, the Executive shall be entitled to recover from the Company his reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights. No fees shall be payable if the Company is successful on the merits.

          (b) The Company shall indemnify, defend and hold Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by Executive, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of any act or omission of Executive in his capacity as an officer, director or employee of the Company, or of National Media or any of its subsidiaries, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor. Expenses (including attorneys' fees) incurred by Executive in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this subparagraph 13(b). National Media shall at all times include Executive as an insured under all of its directors and officers liability insurance, covering his services for National Media, the Company and any of their respective affiliates, on

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a basis at least as favorable as other senior officers of National Media.

          (c) The Company shall at all times fulfill Old PRTV's indemnification obligations to Executive.

          (d) The provisions of this Paragraph 13 shall survive termination of this Agreement and shall survive indefinitely with respect to any cost or liability incurred by Executive on account of any actual or alleged act, omission, or decision by Executive during the Term.

     14. NOTICES. Unless either party notifies the other to the contrary, any notice required hereunder shall be duly given if delivered in person or by registered first class mail or recognized overnight mail carrier:

               If to the Company, to:

                       Positive Response Television, Inc.
                       c/o National Media Corporation
                       1700 Walnut Street
                       Philadelphia, PA  19103
                       Attention:  President

               If to National Media, to:

                       National Media Corporation
                       1700 Walnut Street
                       Philadelphia, PA  19103
                       Attention:  President

               If to Executive, to:

                       Michael Levey
                       Positive Response Television, Inc.
                       14724 Ventura Boulevard, Suite 600
                       Sherman Oaks, California 91403-3501

          15.  GENERAL PROVISIONS.

               15.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Executive, his designees, and his estate. Neither Executive, his designees, nor his estate shall commute, pledge, encumber, sell or otherwise dispose of the rights to receive the payments provided in this Agreement, which payments and the rights thereto are expressly declared to be nontransferable and nonassignable (except by death or otherwise by operation of law).

               15.2 SET-OFF. Executive hereby acknowledges and agrees that the Company shall have the right to set-off against any amounts payable by the Company to Executive under this Agreement all amounts payable to the Company by Executive under any notes receivable of the Company from Executive (to the extent there is any uncured default thereunder) or any other agreement or pursuant to any other arrangement.

               15.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Pennsylvania from time to time in effect.

               15.4 ENTIRE AGREEMENT. This Agreement represents the entire agreement between Executive and the Company with respect to the subject matter hereof. This Agreement may not be amended or modified except by a writing signed by the parties hereto. Any written amendment, waiver or termination hereof executed by the Company and Executive (or his estate) shall be binding upon them and upon all persons, without the necessity of securing the consent of any other person and no person shall be deemed to be a third party beneficiary under this Agreement.

               15.5 THIRD PARTY BENEFICIARIES. Except as provided in this Agreement, each of Executive and the Company intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than Executive and the Company. Notwithstanding the foregoing, Executive and the Company acknowledge that National Media shall receive the benefits of, and be entitled to enforce, all of the Company's rights contained in this Agreement.

               15.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

               15.7 NO WAIVER. Except as otherwise expressly set forth herein, no failure on the part of either party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

               15.8 HEADINGS. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict any of the terms or provisions hereof.

               15.9 NATIONAL MEDIA GUARANTEE. National Media hereby guarantees the obligations of the Company to Executive hereunder and agrees, in the event the Company is unable to fulfill its obligations to Executive pursuant to the terms hereof, to make such payments and provide such benefits to Executive in accordance with the terms of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                            POSITIVE RESPONSE TELEVISION,
                                   INC.


________________________           BY:   /S/ CONSTANTINOS I. COSTALAS
(SEAL)                                  ---------------------------------------
                                        NAME: CONSTANTINOS I. COSTALAS
                                        TITLE:   VICE PRESIDENT AND SECRETARY


WITNESS:


________________________            /S/ MICHAEL LEVEY
                                   -------------------------------------------
                                   MICHAEL LEVEY



ATTEST:                            NATIONAL MEDIA CORPORATION


________________________           BY:   /S/ CONSTANTINOS I. COSTALAS
(SEAL)                                  ---------------------------------------
                                        NAME: CONSTANTINOS I. COSTALAS
                                        TITLE:    VICE CHAIRMAN